UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Securities.

On October 14, 2025, Simon Wajcenberg, the Chief Financial Officer and member of the board of directors of Edgemode, Inc. (the “Company”), exercised options to purchase an aggregate of 442,792,088 shares of the Company’s common stock. The options were exercised pursuant to the following grants:

•	Option issued on January 31, 2022, as amended on January 25, 2023 and April 2, 2025 to purchase 31,979,352 shares of common stock exercisable at $0.005 per share;
•	Option issued September 12, 2022, as amended on March 3, 2023 and April 2, 2025 to purchase 76,619,603 shares of common stock exercisable at $0.005 per share;
•	Option issued on March 3, 2023, as amended on April 2, 2025 to purchase 77,000,000 shares of common stock exercisable at $0.005; and
•	Option issued on April 7, 2025 to purchase 257,193,133 shares of common stock exercisable at $0.005 per share.

Mr. Wajcenberg exercised the options on a net exercise basis and the Company withheld 38,786,973 shares of common stock for the cost of the exercise. The Company issued a total of 404,005,115 shares of restricted common stock to Mr. Wajcenberg upon completion of the exercise. The issuance of the restricted shares of common stock was exempt from registration pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On October 15, 2025, Edgemode, Inc. (the “Company”) entered into a legally binding memorandum of understanding (the “MOU”) with Blackberry AIF, a company registered in the Kingdom of Spain (“BAIF”), pursuant to which BAIF agreed to assist in the Company’s plan to develop, build and operate high-performance computing datacenters.

Under the MOU, BAIF agreed to transfer its assets, including 5 sites and properties for the development of potential datacenters located in Malpica, Caceres, Vianos, Cordoba and Torrecampo, Spain (the “Asset Acquisition”), into a newly formed special purpose vehicle incorporated in the Cayman Islands (the “SPV”). The Company will own 75% of the equity interests and BAIF will own the remaining 25% in the SPV.

In exchange for the Company’s ownership interest in the SPV, the Company agreed to (i) pay BAIF a total cash payment of $500,000, of which the Company previously paid 50% of on September 19, 2025, and (ii) issue to BAIF warrants to purchase at least 250,000,000 shares of the Company’s common stock. The remaining $250,000 is payable, and the warrants are issuable, upon execution and delivery of the definitive transaction documents. The warrants will have customary terms to be set forth in a warrant agreement between the Company and BAIF.

The Company and BAIF agreed to negotiate and execute a definitive purchase agreement and SPV organizational documents within 30 days of execution of the MOU, although there are no assurances that the Asset Acquisition will be completed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: October 20, 2025	By:	/s/ Charlie Faulkner
	Name:	Charlie Faulkner
	Title:	Chief Executive Officer

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